UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2006

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported on March 17, 2006, Susquehanna Bancshares, Inc. (the “Company”) determined that its Annual Report on Form 10-K was erroneously filed because management’s review and the independent audit had not been completed. In connection with management’s analysis of the cash flows related to origination, repayment and disposition of its portfolio of vehicle leases, on an annual basis, the Company has determined that it must also restate its consolidated financial statements included in its 2005 quarterly reports on Forms 10-Q to correct classification errors in its statement of cash flows. The Company does not expect to have any changes in the balance sheets, statements of income or statements of changes in shareholders’ equity that were included in the quarterly reports.

On March 21, 2006, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s unaudited consolidated financial statements included in its 2005 quarterly reports on Forms 10-Q should no longer be relied upon because of classification errors in the consolidated statements of cash flows referred to above.

The restated unaudited consolidated financial statements for the interim periods in 2004 and 2005 will be included in amendments to the quarterly reports, which the Company expects to file with the SEC on or before March 24, 2006.

The Audit Committee and management have discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Chief Financial Officer

Dated: March 21, 2006